SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2013

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

3 Riverway, Suite 1810 Houston, Texas 77056
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Senior Notes and Indenture

On November 22, 2013, Saratoga Resources, Inc. (the “Company”) and the several wholly-owned subsidiaries of the Company (the “Guarantors”) completed the issuance and sale to two institutional accredited investors (the “Purchasers”) of $54.6 million in aggregate principal amount of its 10.0% Senior Secured Notes due 2015 (the “First Lien Notes”).

The First Lien Notes were issued pursuant to Purchase Agreements, dated as of November 22, 2013 (the “Purchase Agreement”), and under an Indenture dated as of November 22, 2013 (the “First Lien Indenture”), by and among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “First Lien Trustee”). The First Lien Notes are the senior secured obligations of the Company and are fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Guarantors and will rank equally in right of payment with the Company’s and the Guarantors’ existing and future senior indebtedness and senior in right of payment to Second Lien Notes (as defined below).

The purchase price for the First Lien Notes and Guarantees was 100% of their principal amount. The Company received net proceeds from the issuance and sale of the First Lien Notes of approximately $25.4 million, after commissions and estimated offering expenses, and the surrender for retirement by the Purchasers of $27.3 million in face amount of 12½% Senior Secured Notes (the “Second Lien Notes”). The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and capital expenditures.

The First Lien Notes and the Guarantees were issued and sold to the Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereunder.  The First Lien Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Interest and Maturity

The First Lien Notes will mature on December 31, 2015, and interest, accruing at 10% per annum, is payable on the First Lien Notes on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2013.

Redemption

The Company has the option to redeem all or a portion of the First Lien Notes at any time at 100% of the principal amount to be redeemed plus accrued and unpaid interest.

Upon the occurrence of a change of control, the Company is required to offer to purchase the First Lien Notes at a price equal to 101% of the aggregate principal amount of First Lien Notes repurchased plus accrued and unpaid interest.

Upon the occurrence of certain asset sales, the Company is required to provide notice of the same is required to offer to purchase a defined portion of the First Lien Notes at a price equal to 100% of the principal amount of First Lien Notes repurchased plus accrued and unpaid interest.

Certain Covenants

The First Lien Indenture restricts the Company’s ability and the ability of its restricted subsidiaries to: (i) transfer or sell assets; (ii) make loans or investments; (iii) pay dividends, redeem subordinated indebtedness or make other restricted payments; (iv) incur or guarantee additional indebtedness or issue disqualified capital stock; (v) create or incur certain liens; (vi) incur dividend or other payment restrictions affecting certain subsidiaries; (vii) consummate a merger, consolidation or sale of all or substantially all of our assets; (viii) enter into transactions with affiliates; and (ix) engage in business other than the oil and gas business. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The First Lien Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the First Lien Notes; (ii) default in payment when due at maturity, upon redemption or otherwise, of the principal of, or premium, if any, on the First Lien Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company or any of its restricted subsidiaries to comply for 60 days after notice with certain provisions under the First Lien Indenture; (v) default under any mortgage, indenture or similar instrument of indebtedness of the Company or any of its restricted subsidiaries, if the indebtedness aggregates $5 million or more, and that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period for such indebtedness or (b) results in the acceleration of such indebtedness prior to its stated maturity; (vi) failure by the Company or any of its restricted subsidiary to pay final judgments aggregating in excess of $5 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any First Lien Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the First Lien Indenture, or a guarantor of the First Lien Notes denies or disaffirms its obligations under its First Lien Note guarantee; (viii) any security document ceases to be in full force and effect in all material respects or ceases to give the collateral agent the rights, powers and privileges purported to be created therein with respect to any collateral having a fair market value in excess of $1 million or the Company or any of the Guarantors contest the effectiveness, validity or enforceability of any of the security documents; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, certain restricted subsidiaries or certain groups of restricted subsidiaries, all outstanding First Lien Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding First Lien Notes may declare all the First Lien Notes to be due and payable immediately.

The foregoing is a summary of the terms of the First Lien Indenture and does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Lien Indenture, a copy of which is attached hereto as Exhibit 4.1.

Intercreditor Agreement

In connection with the issuance and sale of the First Lien Notes, the Company, the First Lien Trustee and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee and collateral under the Second Lien Documents (as defined below)(the “Second Lien Trustee”) entered into an Intercreditor Agreement (the “Intercreditor Agreement”).

Pursuant to the Intercreditor Agreement, parties agreed that the lien with respect to collateral securing the First Lien Indenture and related First Lien Notes and Guarantees (the “First Lien Obligations”) shall be senior in right, priority, operation, effect and all other respects to any lien with respect to collateral securing the obligations under that certain Indenture dated as of June 12, 2011, as supplemented or amended from time to time thereafter (the “Second Lien Indenture”), by and among the Company, the Guarantors named therein and the Second Lien Trustee, and the related 12 ½% Senior Secured Notes (the “Second Lien Notes”) in the aggregate amount of $152.5 million (the “Second Lien Obligations”).

The foregoing is a summary of the terms of the Intercreditor Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, a copy of which is attached hereto as Exhibit 4.2.

Registration Rights Agreements

In connection with the issuance and sale of the First Lien Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, dated November 22, 2013. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the First Lien Notes can exchange the First Lien Notes for registered notes that have substantially identical terms as the First Lien Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the First Lien Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use their reasonable best efforts to cause a registration statement with respect to this exchange to be declared effective under the Securities Act within 120 days after the issuance of the First Lien Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the First Lien Notes within the specified time periods.

The foregoing is a summary of the terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the First Lien Indenture and First Lien Notes included in Item 1.01 of this Form 8-K is incorporated herein by reference.

As a result of the transactions described in Item 1.01 above, $54.6 million of First Lien Notes were issued and $27.3 million of Second Lien Notes issued under the Second Lien Indenture were exchanged in partial payment of the purchase price of First Lien Notes and retired.

Item 8.01

Other Events.

The Company issued a press release announcing the closing of the transactions described in Item 1.01 on November 25, 2012, which is attached hereto as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.:	Description:

4.1	First Lien Indenture, dated November 22, 2013, by and among Saratoga Resources, Inc., the guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2

Intercreditor Agreement, dated November 22, 2013, by and among Saratoga Resources, Inc., the guarantors named therein, The Bank of New York Mellon Trust Company, N.A., as trustee on behalf of the holders of First Lien Notes and The Bank of New York Mellon Trust Company, N.A., as trustee on behalf of the holders of the Second Lien Notes

4.3	Form of Registration Rights Agreement, dated November 22, 2013, by and among Saratoga Resources, Inc., the guarantors named therein, and purchasers of First Lien Notes
99.1	Press release, dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: November 25, 2013	By:	/s/ Andrew C. Clifford
Andrew C. Clifford
President

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